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                                  EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT

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                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT, made as of this 1st day of June, 1999, by and between:

      THOROUGHBRED INTERESTS, INC., a Nevada corporation having its executive office at 8702 Twin Ridge Court, Louisville, KY 40242 (hereinafter referred to as "EMPLOYER")

                                       AND

      JAMES D. TILTON, an adult individual residing at 8702 Twin Ridge Court, Louisville, KY 40242 (hereinafter "EMPLOYEE")

      WITNESSETH THAT;

      WHEREAS, EMPLOYEE has certain education, experience, background, know-how and contacts which would be useful and helpful to EMPLOYER in its business and EMPLOYER is desirous of employing EMPLOYEE in order to obtain the benefits of such education, experience, background, know-how and contacts;

      WHEREAS, EMPLOYEE is agreeable to being employed by EMPLOYER and providing the benefits of his education, experience, background and contacts to EMPLOYER;

      WHEREAS, the parties have agreed upon the terms of such employment and desire a written, formal contract to evidence their agreements;

      NOW, THEREFORE, in consideration of the mutual promises, covenants and forbearances contained herein, and intending to be legally bound, the parties have agreed as follows;

      1. EMPLOYMENT. For the term provided in Paragraph 2, EMPLOYER hereby employs EMPLOYEE, and EMPLOYEE hereby accepts that employment, upon the terms and conditions hereinafter set forth.

      2. TERM.

      (a) This Agreement shall become effective as of June 1, 1999.

      (b) This Agreement, subject to the provisions of Paragraphs 16 and 17 below, shall continue and exist for an initial period

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from such effective date until December 31, 2000. (initial term).

      (c) If, four (4) months prior to the expiration date of the initial term, neither party is then in default under this Agreement, EMPLOYER shall have the option to extend the term of this Agreement for an additional one (1) year period. Such option shall be exercised by EMPLOYER mailing notice to EMPLOYEE, on or before three (3) months prior to the expiration date of the initial term, of its intention to so extend the Agreement. If EMPLOYER shall not exercise its extension option on or before the three months prior to the expiration date of the initial term, this Agreement shall terminate as provided.

      (d) This Agreement shall be subject to a further one (1) year extension under the procedure provided in subparagraph (c), provided that at December 31 of the then existing extension year neither party is then in default under this Agreement and notice of exercise of the extension option is given on or before January 31 of such extension year.

      (e) Notwithstanding the foregoing, the term of this Agreement is otherwise subject to the various termination provisions contained hereafter.

      3. COMPENSATION-BASE. (a) For all services rendered under this Agreement, EMPLOYEE shall be paid, as base compensation, such annual salary as shall be determined by the EMPLOYER's Board of Directors from time to time, but in no event shall such compensation be at a rate of less than Ten Thousand Dollars per month, finances permitting.

(b) EMPLOYEE shall receive his salary, finances permitting, each month. Any amounts not paid to EMPLOYEE will accrue and be received by employee as EMPLOYER'S finances permit. Such base compensation payments shall be in addition to such incentive compensation, fringe benefits and bonuses as provided elsewhere herein.

(b) For compensation purposes, and provided that such assignment does not require residential relocation, EMPLOYER may assign EMPLOYEE to one or more of its subsidiaries and/or affiliates (if


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any), to perform services consistent with EMPLOYEE's duties hereunder. In such event, EMPLOYEE may be separately compensated by each such entity. All such compensation shall be deducted from the compensation payable under subparagraphs
(a) and (b) above as may then be applicable and EMPLOYER shall pay EMPLOYEE only the difference between (i) the total of all such compensations from such subsidiaries and affiliates and (ii) the base compensation actually being paid as then in effect.

(c) At the end of each calendar year, if not sooner, the EMPLOYER's Board of Directors shall review the performance of EMPLOYEE for such immediately preceeding period, and, based upon such evaluation, establish any increase in the base compensation payable to EMPLOYEE for a succeeding period. EMPLOYER shall not be obligated to provide any increase.

      4. COMPENSATION-FRINGE BENEFITS. EMPLOYEE shall receive at least the following additional benefits, which may be extended or increased, but not reduced, by EMPLOYER:

(a) Vacation - EMPLOYEE shall be entitled to paid vacation of two (2) weeks during the first two years of this Agreement, three (3) weeks during the third, fourth and fifth years of this Agreement, and four (4) weeks during any extension year of this Agreement. Unused vacation time may be accumulated from year to year if unused. EMPLOYEE shall not be compensated for any unused vacation time.

(b) Base Personal Leave - During each year of this Agreement, EMPLOYEE shall receive ten (10) days paid personal leave, which shall not be accumulated from year to year if unused. EMPLOYEE shall not be compensated for any unused personal leave. "Personal leave" shall include sick leave, bereavement leave, and all other personal time off, other than legal holidays in the State of Nevada.

(c) Medical Insurance - At present, EMPLOYER does not have or offer any medical, surgical, dental and/or hospitalization insurance. At such time as EMPLOYER shall adopt any of such plans, EMPLOYEE shall be entitled to family coverage thereunder, paid by the EMPLOYER.


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(d) Other - EMPLOYEE shall receive such other fringe benefits as are available to any other officers/employees/consultants. Nothing contained in this Agreement shall be in lieu of any rights, benefits and privileges to which EMPLOYEE may be entitled under any 401(k), retirement, pension, profit-sharing, insurance, ESOT/ESOP, hospitalization, medical, surgical, dental, legal or other plans which may now be in effect or which may hereafter be adopted, either by EMPLOYER or any subsidiary or affiliate of EMPLOYER. EMPLOYEE shall have the same rights and privileges to participate in such plans and benefits as any other employee during his period of employment and EMPLOYEE shall be entitled to participate on a parity with executives of equal rank.

      5. COMPENSATION-BONUS. After the end of each calendar year, the EMPLOYER's Board of Directors shall determine the net profits before taxes of EMPLOYER for such prior year and shall determine any bonus for such year payable to EMPLOYEE. EMPLOYER shall not be obligated to provide any bonus. Any bonus awarded shall be paid at such time or times, in such amounts or installments, as the EMPLOYER's Board of Directors may determine.

      6. DUTIES. (a) EMPLOYEE is engaged as the Chief Executive Officer of EMPLOYER. EMPLOYEE shall perform all usual and customary services as such an executive, including but not limited to those set forth on Exhibit A, attached hereto and made a part hereof. EMPLOYEE'S performance shall be subject to the supervision of EMPLOYER'S Board of Directors. The precise job description and the specific services to be rendered by EMPLOYEE may be defined, interpreted, curtailed, or extended, from time to time, by determination of the EMPLOYER' Board of Directors, provided, however, that any definition, interpretation, curtailment, or extension is consistent with the status of, and/or educational experience required for, the responsibilities for which EMPLOYEE has been initially engaged hereunder. It is the intent of this provision to provide EMPLOYER with flexibility in assigning responsibilities to EMPLOYEE and/or promoting EMPLOYEE, and this provision shall not be used to discipline, embarrass, humiliate or harass EMPLOYEE.

(b) In addition, EMPLOYEE agrees to serve as a director of EMPLOYER so long as so elected by EMPLOYER's shareholders


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      7. EXTENT AND PLACE OF SERVICES. (a) EMPLOYEE agrees that this employment constitutes his primary employment and understands that his primary loyalty and responsibility is to EMPLOYER. Accordingly, EMPLOYEE shall devote such adequate, reasonable, and proper time, attention, and energies to the business of EMPLOYER as shall be necessary or consistent with such understanding and EMPLOYEE shall not, during the term of this Agreement, except for his continuing services to the museum, be engaged in any other business activity (whether or not such business activity is pursued for gain, profit, or other pecuniary advantage), which conflicts with EMPLOYEE's employment responsibilities hereunder, without prior, written authorization of EMPLOYER's Board of Directors. However, nothing contained herein shall be construed as preventing EMPLOYEE from investing his assets in such form or manner as EMPLOYEE may select, whether or not such investment will require any services on EMPLOYEE's part in the operation of the affairs of the companies in which such investments are made.

      8. WORKING FACILITIES. EMPLOYEE shall be furnished, at EMPLOYER's expense, with all necessary working facilities, including but not limited to an equipped office, clerical help, and telephone/facsimile/copying services, suitable to his position and adequate for the performance of his duties.

      9. EXPENSES. EMPLOYEE is not authorized to incur expenses on behalf of, or chargeable to, EMPLOYER, with respect to his business travel, including transportation, lodging, food, entertainment, etc. except within such guidelines as may be established from time to time by the EMPLOYER's Management. EMPLOYER shall reimburse EMPLOYEE for authorized expenses within such guidelines upon presentation by EMPLOYEE, from time to time, of an itemized account of such expenditures in much form am EMPLOYER may require, together with receipts or other proofs of the expenditures as may be required.

      10. NON-DISCLOSURE OF INFORMATION. (a) EMPLOYEE recognizes and acknowledges that, during the course of his employment, he will have access to valuable "Proprietary Information" and that such information constitutes unique assets of the business of EMPLOYER and of which EMPLOYER is the sole and exclusive owner. EMPLOYEE will treat such Proprietary Information on a confidential basis and


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will not, during or after his employment, personally use or disclose all, or any part of, such Proprietary Information to any person, firm, corporation, association, agency, or other entity except as properly required in the conduct of the business of EMPLOYER, or except as authorized in writing by EMPLOYER, publish, disclose or authorize anyone else to publish or disclose, any Proprietary Information of EMPLOYER with which EMPLOYEE'S service may in any way acquaint EMPLOYEE. EMPLOYEE shall surrender possession of all Proprietary Information, including especially all Trade Secrets, to EMPLOYER upon any suspension or termination of EMPLOYEE's employment with the EMPLOYER. In the event of a breach, or threatened breach, by EMPLOYEE, of the provisions of this Paragraph, EMPLOYER shall be entitled to a preliminary, temporary and permanent injunction restraining EMPLOYEE from disclosing in whole or in part, any such Proprietary Information and/or from rendering any services to any person, firm, corporation, association, agency, or other entity to whom such information, in whole or in part, has been disclosed or is threatened to be disclosed. Furthermore, nothing herein shall be construed as prohibiting EMPLOYER from pursuing any other equitable or legal remedies available to it for such breach or threatened breach, including the recovery of damages from EMPLOYEE.

(b) For purposes hereof, "Proprietary Information" shall not include information which (i) is publicly available from a source other than EMPLOYEE or can be lawfully obtained from a third party or parties in lawful possession thereof, or
(ii) is publicly release in writing by EMPLOYER, or (iii) is required to be disclosed pursuant to the authority of any court or public agency.

(c) Nothing contained herein shall prohibit EMPLOYEE from continuing to use information known to EMPLOYEE prior to the execution of this Agreement; however, EMPLOYEE shall not publish or disclose any such information which as a result of EMPLOYEE's services hereunder shall have become Proprietary Information of EMPLOYER.

      11. RESTRICTIVE COVENANT. (a) During the term of this Agreement and for a period of twelve (12) months after the termination of this Agreement and any extension thereof, EMPLOYEE will not, within those states of the United States in which


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than fourteen (14) consecutive work days, or more than four (4) weeks in any consecutive two-month period, the compensation otherwise payable to EMPLOYEE thereafter during the continued period of such illness or incapacity may, at the option of EMPLOYER be reduced by fifty percent (50%). If such illness or incapacity shall continue for a period of thirty consecutive work days or more than fifty percent of any calendar quarter, payment of such compensation may, at the option of EMPLOYER, be stopped altogether. The full compensation shall be reinstated upon EMPLOYEE's return to service and the discharge of his full duties hereunder. Notwithstanding anything herein to the contrary, EMPLOYER may, at its option, terminate this Agreement at any time after the EMPLOYEE shall be absent from his employment, for whatever cause, for a continuous period of more than six (6) months, and all obligations of EMPLOYER hereunder shall cease upon any such termination.

(b) EMPLOYER may elect to continue the payment of full compensation notwithstanding the foregoing. Such payments shall be in the sole discretion of EMPLOYER, may be discontinued at any time, and if initiated shall not thereby become a requirement.

      14. TERMINATION OF EMPLOYMENT. (a) EMPLOYER can terminate EMPLOYEE's employment at any time for good cause. Without intending to limit the definition of good cause hereby, good cause will include:

      (1) the EMPLOYEE'S death;

      (2) the occurrence of one of the following events;

            (i) EMPLOYEE commits and/or is officially charged with a felony or any crime involving moral turpitude or unethical conduct which in the good faith opinion of the EMPLOYER could impair his ability to perform his duties;

            (ii) EMPLOYEE commits an act, or fails to take action in bad faith and to the detriment of the EMPLOYER, or

            (iii) in the good faith opinion of the EMPLOYER's Board of Directors, the EMPLOYEE fails to fully and faithfully perform his obligations under this Employment Agreement.

(b) The termination of EMPLOYEE'S services shall not constitute a termination of the restrictive obligations and duties under


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Paragraphs 10, 11, and 12.

(c) In the event of the bankruptcy (Chapter 7), reorganization (Chapter 11) or other termination of the business of the EMPLOYER, the provisions of Paragraph 10 shall continue in full force and effect only so long as full base compensation by EMPLOYER shall continue.

      15. ARBITRATION. Any controversy or claim arising out of, or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Reno, Nevada in accordance with the rules then pertaining of the American Arbitration Association, but with all rights of discovery provided by the Nevada Rules of Civil Procedure, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

      16. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party. The failure of a party to exercise any rights or privileges under this Agreement shall not be deemed to be a waiver or extinguishment of such rights or privileges, all of which shall continue to be exercisable.

      17. BENEFIT. The rights and obligations of EMPLOYER under this Agreement shall inure to the benefit of, and shall be binding upon, its successors and assigns. The protection of Paragraphs 10, 11, and 12 shall inure to the benefit of EMPLOYER and any successors and assigns. The rights and obligations of EMPLOYEE under this Agreement shall inure to the benefit of, and shall be binding upon, his heirs, administrators, executors, successors and assigns.

      18. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if either personally delivered or sent by certified mail, to his residence in the case of EMPLOYEE, or to its principal office in the case of EMPLOYER.

      19. LIFE INSURANCE. EMPLOYER and/or one or more of its subsidiaries may, in its discretion at any time after the execution


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of this Agreement, apply for and procure, as owner and for its own benefit, insurance on the life of EMPLOYEE, in such amounts and in such forms as EMPLOYER may choose. EMPLOYER shall not be required to give EMPLOYEE any interest whatsoever in any such policy or policies, (although nothing contained herein shall be deemed to prohibit any such arrangement) but EMPLOYEE shall, at the request of EMPLOYER, subject himself to such medical examination, supply such information, and execute such information releases and documents as may be required by the insurance company or companies to whom EMPLOYER has applied for such insurance.

      20. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties and may be modified only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

      21. APPLICABLE LAW. This Agreement shall be governed for all purposes by the laws of the State of Nevada. If any provision of this Agreement is declared void, such provision shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect.

      22. COUNTERPARTS. This Agreement may be executed in two or


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more counterparts, including facsimile counterparts, any one of which shall be deemed to be an original.

      IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto set their hands and seals as of the day and year hereunto above written.

                                        THOROUGHBRED INTERESTS, INC.


ATTEST:                                 By: /s/ James D. Tilton
                                            ------------------------
                                            President
/s/ James D. Tilton
---------------------
Secretary                               EMPLOYEE:


                                        /s/ James D. Tilton
                                        ----------------------------
                                        JAMES D. TILTON


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